Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of JayHawk Energy, Inc. a Colorado corporation (the "Company") on Amended Form 10-K for the year ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Lindsay E. Gorrill, Chief Executive Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to JayHawk Energy, Inc., and will be retained by JayHawk Energy, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ LINDSAY E. GORRILL
Lindsay E. Gorrill Chief Executive Officer April 22, 2009